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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                                November 26, 1996
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                        (Date of earliest event reported)



                 First Financial Corporation of Western Maryland
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             (Exact name of registrant as specified in its charter)


Delaware                                  0-19837                52-1700036
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


118 Baltimore Street, Cumberland, Maryland                                 21502
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(Address of principal executive offices)                              (Zip Code)



                                 (301) 724-3363
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                          if changed since last report)





                                Page 1 of 5 Pages
                         Exhibit Index appears on Page 3
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Item 5.   OTHER EVENTS

     On November 26, 1996, First Financial Corporation of Western Maryland (the "Company") and Keystone Financial, Inc. ("Keystone") entered into an Agreement and Plan of Merger (the "Agreement") which sets forth the terms and conditions under which the Company will merge with and into Keystone (the "Merger").

     The Agreement provides that upon consummation of the Merger, each outstanding share of common stock of the Company (other than (i) any dissenting shares under Delaware law and (ii) any shares held by Keystone other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive either (i) 1.29 shares of common stock of Keystone (subject to possible adjustment in the manner set forth in the Agreement, the "Exchange Ratio"), plus cash in lieu of any fractional share interest, or (ii) an amount in cash equal to the Exchange Ratio multiplied by the average of the closing bid prices for the common stock of Keystone on the Nasdaq Stock Market's National Market for the 20 consecutive trading days ending with (and including) the sixth trading day preceding the effective time of the Merger, provided that Keystone common stock shall constitute not less than 55% and not more than 60% of the total consideration.

     In connection with the execution of the Agreement, First Federal Savings Bank of Western Maryland (the "Savings Bank"), a wholly-owned subsidiary of the Company, and American Trust Bank, N.A. (the "Bank"), a wholly-owned subsidiary of Keystone, entered into an Agreement and Plan of Merger, dated as of November 26, 1996 (the "Bank Merger Agreement"). The Bank Merger Agreement sets forth the terms and conditions under which the Savings Bank will merge with and into the Bank immediately prior to consummation of the Merger (the "Bank Merger").

     Concurrently with the execution and delivery of the Agreement, the Company and Keystone entered into a Stock Option Agreement whereby the Company granted to Keystone an option to purchase up to 423,600 shares of common stock of the Company, representing 19.9% of the outstanding shares of common stock of the Company, at a price of $34.19 per share, which is exercisable only upon the occurrence of certain events. The Stock Option Agreement also provides Keystone
(i) the right, in certain circumstances, to require the Company to repurchase the option and any shares acquired by exercise of the option and (ii) with the right to require the Company to register the common stock acquired by or issuable upon exercise of the option under the Securities Act of 1933.

     Concurrently with the execution and delivery of the Agreement, Keystone also entered into an agreement with each director of the Company (the "Stockholder Agreement"), pursuant to which, among other things, such persons agreed in their personal capacities to vote their shares of common stock of the Company (which amount to 6.63% of the shares of such stock outstanding) in favor of the Agreement.


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     Consummation of the Merger and the Bank Merger is subject to the receipt of all required regulatory approvals and the approval of the shareholders of the Company of the Agreement, as well as other customary conditions.

     The Agreement (including the form of Stockholder Agreement), the Stock Option Agreement and the press release issued by Keystone on November 26, 1996 regarding the Merger are included as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Agreement, the Stock Option Agreement and the Stockholder Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION

          Not applicable.

     (c)  EXHIBITS

     EXHIBIT NUMBER                     DESCRIPTION

     2 Agreement and Plan of Merger, dated as of November 26, 1996, between the Company and Keystone

     10(a) Stock Option Agreement, dated as of November 26, 1996, between the Company and Keystone

     20 Press Release issued by Keystone on November 26, 1996 with respect to the Agreement


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FIRST FINANCIAL CORPORATION
                                         OF WESTERN MARYLAND



Date:  December 2, 1996                 By:  /s/William C. Marsh
                                             ----------------------------
                                             William C. Marsh
                                             Executive Vice President and
                                              Chief Financial Officer


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